EXHIBIT 21

W. R. GRACE & CO., a Delaware corporation
U.S. SUBSIDIARIES
12/31/13

SUBSIDIARY NAME	STATE OF INCORPORATION
Alltech Associates, Inc.	IL
AP Chem Incorporated	MD
Construction Products Dubai, Inc.	DE
Darex Puerto Rico, Inc.	DE
De Neef Construction Chemicals (US) Inc.	TX
Dewey and Almy, LLC	DE
Gloucester New Communities Company, Inc.	NJ
Grace Asia Pacific, Inc.	DE
Grace Chemicals, Inc.	DE
Grace Chemical Company of Cuba	IL
Grace Collections, Inc.	DE
Grace Energy Corporation	DE
Grace Europe, Inc.	DE
Grace International Holdings, Inc.	DE
Grace Management Services	DE
Grace PAR Corporation	DE
Guanica-Caribe Land Development Corporation	DE
Hanover Square Corporation	DE
Kootenai Development Company	MT
Remedium Group, Inc.	DE
Verifi LLC (f/k/a GR 2008 LLC)	DE
Water Street Corporation	DE
W. R. Grace Capital Corporation	NY
W. R. Grace & Co.-Conn.	CT
W. R. Grace Land Corporation	NY

NON-U.S. SUBSIDIARIES

COUNTRY/ SUBSIDIARY NAME
AUSTRALIA
Alltech Associates (Australia) Pty. Ltd.
Grace Australia Pty. Ltd.
BELGIUM
De Neef Construction Chemicals BVBA (Belgium)
Grace Construction Products N.V.
Grace N.V.\S.A.
Grace Silica N.V.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
Grace Davison Ltda.
CANADA
GEC Divestment Corporation Ltd.
Grace Canada, Inc.
W. R. Grace Finance (NRO) Ltd.
CHILE
Grace Quimica Compania Limitada
CHINA - PEOPLE’S REPUBLIC OF
Grace China Ltd.
Grace Trading (Shanghai) Co. Ltd.
Grace Catalysts (Qingdao) Company Limited
COLOMBIA
Grace Colombia S.A.
CUBA
Envases Industriales y Comerciales, S.A.
Papelera Camagueyana, S.A.
FRANCE
Alltech France S.A.R.L.
De Neef France SARL
Grace Produits de Construction SAS
W. R. Grace S.A.
GERMANY
Alltech Grom GmbH
De Neef Deutschland
Grace Bauprodukte GmbH
Grace Darex GmbH
Grace Germany GmbH (f/k/a Grace Energy GmbH)
Grace Europe Holding GmbH
Grace GmbH & Co. KG
Grace GP GmbH

COUNTRY/ SUBSIDIARY NAME
Grace Management GP GmbH
Grace Silica GmbH
GREECE
Grace Hellas E.P.E.
HONG KONG
Alltech Applied Science Labs (HK) Limited
Alltech Scientific (China) Limited
De Neef Construction Chemicals (China) Limited.
W. R. Grace (Hong Kong) Limited
HUNGARY
Grace Értékesito Kft.
INDIA
Grace Davison Chemicals India Pvt. Ltd. (f/k/a Flexit Laboratories Private Ltd.)
W. R. Grace & Co. (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
Amicon Ireland Limited
Grace Construction Products (Ireland) Limited
Grace European Finance (Dublin) Limited
ITALY
Advanced Refining Technologies S.r.l.
Alltech Italia S.R.L.
W. R. Grace Italiana S.p.A.
JAPAN
Grace Chemicals Kabushiki Kaisha
Grace Japan Kabushiki Kaisha
KOREA
Grace Korea Inc.
LUXEMBOURG
Grace Luxembourg S.a.r.l.
MALAYSIA
W. R. Grace (Malaysia) Sendiran Berhad
W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.
MEXICO
Grace Container, S. A. de C. V.
W. R. Grace Holdings, S. A. de C. V.
NETHERLANDS
Alltech Applied Science B.V.
Denac Nederland B.V.
Grace Netherlands B.V.
LC Service B.V.
NETHERLANDS ANTILLES

COUNTRY/ SUBSIDIARY NAME
W. R. Grace N.V.
NEW ZEALAND
Grace (New Zealand) Limited
PANAMA
W. R. Grace (Panama) S.A.
PHILIPPINES
W. R. Grace (Philippines), Inc.
W.R. Grace Operations Center, Inc.
POLAND
Grace Sp. z o.o.
PORTUGAL
Grace Portugal, LDA
RUSSIA
Grace CIS LLC
SINGAPORE
De Neef Asia Pte. Ltd. (Singapore)
W. R. Grace (Singapore) Private Limited
SOUTH AFRICA
Grace Davison (Proprietary) Limited
W. R. Grace Africa (Proprietary) Limited
SPAIN
De Neef Technologies S. L.
Grace, S.A.
SWEDEN
De Neef Scandinavia AB
Grace AB
Grace Catalyst AB
Grace Sweden AB
SWITZERLAND
De Neff (CH) AG
Grace Construction Products S.A. (f/k/a Pieri S.A.)
Union Financiere SA
TAIWAN
W. R. Grace Taiwan, Inc.
THAILAND
W. R. Grace (Thailand) Limited
UNITED KINGDOM
A.A. Consultancy & Cleaning Company Limited
Alltech Associates Applied Science Limited
Borndear 1 Limited
Borndear 2 Limited
Borndear 3 Limited
Cormix Limited

COUNTRY/ SUBSIDIARY NAME
Darex UK Limited
De Neef UK Ltd.
Emerson & Cuming (Trading) Ltd.
Emerson & Cuming (UK) Ltd.
Exemere Limited
Grace Construction Products Limited
Pieri U.K. Limited
Servicised Ltd.
W. R. Grace Limited
VENEZUELA
Grace Venezuela, S.A.
VIETNAM
W. R. Grace Vietnam Company Limited